TheStreet.com Reports Third-Quarter and Nine-Month Financial Results

Company Achieves Record Revenue as Network Expansion Accelerates

NEW YORK, November 6, 2007 - TheStreet.com, Inc. (Nasdaq: TSCM), a leading provider of financial news and ratings, business and investment content and custom advertising solutions, today reported financial results for its third quarter and nine months ended September 30, 2007.

For the quarter ended September 30, 2007, TheStreet.com reported record revenue of $16.1 million, an increase of 24% over revenue of $12.9 million reported for the third quarter of 2006.

Net income, inclusive of a non-cash income tax benefit of $16.0 million related to the recognition of a deferred tax asset on a portion of the Company’s net operating loss benefits, was $19.8 million, or $0.67 per fully diluted share, as compared to $3.1 million, or $0.11 per fully diluted share, in the third quarter of 2006.

Excluding the impact of the non-cash income tax benefit, net income for the third quarter of 2007 was $3.8 million, or $0.13 per fully diluted share, an increase of 22% over the net income of $3.1 million, or $0.11 per fully diluted share, in 2006. Earnings per fully diluted share, excluding the impact of both deferred taxes and stock compensation expense totaling $0.5 million in the current quarter, were $0.15, compared to $0.13 per fully diluted share in the third quarter of 2006, exclusive of $0.5 million of stock compensation expense.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) totaled $4.0 million this quarter, an increase of 36% over EBITDA of $2.9 million in the third quarter of 2006. EBITDA, excluding stock compensation expense (“Adjusted EBITDA”), was $4.5 million, an increase of 32% over Adjusted EBITDA of $3.4 million in the third quarter of 2006.

“We had a record quarter where our total revenue grew 24% from the same period last year,” said Thomas J. Clarke Jr., chairman and chief executive officer of TheStreet.com. “With our recent acquisitions and the many other initiatives we have undertaken, TheStreet.com has dramatically altered and broadened the landscape of opportunities for the Company. I look forward to cohesively and profitably integrating these opportunities as we strive toward becoming the premier online destination for money.”

For the nine months ended September 30, 2007, TheStreet.com reported record revenue of $45.5 million, an increase of 25% over revenue of $36.5 million reported for the same period of 2006.

Net income, inclusive of the non-cash income tax benefit of $16.0 million, was $26.3 million, or $0.91 per fully diluted share, as compared to $8.9 million, or $0.33 per fully diluted share, for the nine months ended September 30, 2006.

Excluding the impact of the non-cash income tax benefit, net income for the nine months ended September 30, 2007 was $10.3 million, or $0.36 per fully diluted share, an increase of 16% over the net income of $8.9 million, or $0.33 per fully diluted share, in 2006. Earnings per fully diluted share, excluding the impact of both deferred taxes and stock compensation expense totaling $1.6 million in the nine months ended September 30, 2007 were $0.41, compared to $0.37 per fully diluted share in the same period of 2006, exclusive of $1.3 million of stock compensation expense.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) totaled $10.3 million for the nine months ended September 30, 2007, an increase of 22% over EBITDA of $8.5 million for the same period of 2006. EBITDA, excluding stock compensation expense (“Adjusted EBITDA”), was $11.9 million, an increase of 22% over Adjusted EBITDA of $9.8 million in the same period of 2006.

Financial Highlights

Total revenue for the quarter was $16.1 million, an increase of 24% over revenue of $12.9 million reported for the third quarter of 2006.

Marketing services revenue, which is comprised of advertising and interactive marketing services revenue, totaled $6.9 million for the third quarter of 2007, an increase of 85% over revenue of $3.7 million for the third quarter of 2006.

-	Advertising revenue totaled $4.6 million for the current quarter, an increase of 23% over revenue of $3.7 million in the prior year.

-	Interactive marketing services revenue, derived from Promotions.com subsequent to the acquisition dated August 2, 2007, totaled $2.3 million.

Paid services revenue, which is comprised of subscription and syndication and licensing revenue, totaled $9.2 million for the third quarter of 2007, essentially flat when compared to the third quarter of 2006.

-	Subscription revenue totaled $8.3 million for the current quarter, a decrease of 3% from subscription revenue of $8.6 million in the prior year.

-	Syndication and licensing revenue totaled $0.9 million for the current quarter, an increase of 47% over revenue of $0.6 million in the prior year.

Marketing services and paid services revenue in the third quarter of 2007 accounted for 43% and 57% of total revenue, respectively. This compares to a revenue mix of 29% for marketing services and 71% for paid services in the third quarter of 2006. For the nine months ending September 30, 2007, marketing services and paid services revenue accounted for 38% and 62%, respectively, as compared to 29% and 71% in 2006.

TheStreet.com reported a 97% year-over-year increase in non-financial advertising revenue in the quarter. Non-financial advertising revenue represents 49% of total advertising revenue in the quarter, up from 30% in the third quarter of 2006.

As of September 30, 2007, cash and cash equivalents and restricted cash stood at $38.9 million. The Company has no bank debt. During the quarter, the company generated cash flow from operations of $1.5 million, while free cash flow totaled $0.8 million.

•	The board of directors declared the Company's quarterly cash dividend, payable to all shareholders of record at the close of business on September 14, 2007. The cash dividend of $0.025 per share was paid on September 28, 2007.

Recent Company Highlights

•	The Company made an accretive content acquisition to provide the best bank rates online, and position itself as a leader in the consumer banking marketplace by acquiring Bankers Financial Products Corp., including BankingMyWay and RateWatch -- one of the nation’s largest providers of pricing solutions for banks and credit unions. The approximate purchase price was $25.0 million, consisting of approximately $16.9 million in cash (net of $3.9 million in debt repayment), 636,081 shares of unregistered common stock of TheStreet.com and 175,600 options at market.

•	The Company accelerated its shift to higher-margin advertising revenue when it acquired Corsis, a leading provider of custom solutions for advertisers, marketers and content publishers -- including Promotions.com, a full-service online promotions agency that implements interactive promotions for some of the largest brands in the world. The approximate purchase price was $20.7 million, consisting of approximately $12.5 million in cash (including approximately $3.3 million in debt repayment) and 694,230 shares of unregistered common stock of TheStreet.com.

•	To increase brand awareness and traffic to TheStreet.com network, the Company began a content sharing relationship with AOL to include certain posts by Jim Cramer on AOL’s Money & Finance and Bloggingstocks.com Web pages. Stories and analysis from TheStreet.com are also featured on AOL’s welcome page in the form of articles, slideshows and video, in addition to links to other TheStreet.com content.

•	The Company further positioned itself as a leader in the digital advertising space by entering into an agreement with Quigo to deploy a custom version of Quigo’s AdSonar platform across pages of www.thestreet.com, allowing advertisers to buy performance-based, content-targeted advertising by clicking on contextual sponsored links throughout the Web site.

•	The Company launched mobile.thestreet.com, developed and powered by Quattro Wireless, to expand TheStreet.com’s multimedia distribution and create exclusive sponsorship and advertising opportunities. The offering provides TheStreet.com’s most in-demand, real-time content to mobile devices, including content from the categories: Life and Money, Opinion, Most Read Stories, Small Business and Market Updates.

•	In August, 2007 The Company’s wholly owned subsidiary, Stockpickr.com became the first financial social networking site to surpass 100,000 user- generated portfolios, making it the fastest growing financial social networking Web site. Today, the number of portfolios stands at more than 125,000, as traffic to the site continues to grow and drive to other Web sites in TheStreet.com network.

•	The Company entered into an agreement with Brightcove to implement its video player and service on www.thestreet.com. Viewers of TheStreet.com TV now have access to a more interactive and comprehensive interface, while advertisers on TheStreet.com TV benefit from much greater flexibility in the interactive advertising and sponsorships opportunities made possible by Brightcove’s technology.

•	To broaden its reach to a younger audience and drive traffic to its network, the Company entered into agreement with mtvU to distribute Personal Finance and Educational content to the College Publisher Network, which powers the Web sites of more than 550 online college newspapers with a collective reach of more than 5 million unique viewers.

TheStreet.com will conduct a conference call today November 6, 2007, at 11:00 a.m. EST to discuss these results. To participate in the call, dial: 866.831.6162 (domestic) or, 617.213.8852 (international). The passcode for the call is 76246890.

A replay of the call will be available until 11:59 pm on November 13, 2007 at: 888-286-8010 (domestic) or, 617-801-6888 (international). The passcode for the replay of the call is 63392758

To access the Web cast of the call please visit: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65508&eventID=1678574

About TheStreet.com, Inc.

TheStreet.com, Inc. (Nasdaq: TSCM) is a leading independent producer of financial news and ratings, business and investment content, and innovative custom advertising solutions. The Company meets a broad scope of consumer, professional, and advertiser demands through multimedia distribution of advertising supported content and services and paid subscriptions. Founded in 1996, TheStreet.com, Inc. pioneered the electronic publishing of financial information on the Internet. Today, TheStreet.com’s proprietary network includes RealMoney.com, Stockpickr.com, TheStreet.com Ratings, BankingMyWay.com and Rate-Watch.com, TheStreet.com TV and Promotions.com, reaching one of the most affluent, influential audiences on the Web. TheStreet.com’s expanding interactive network is revolutionizing the way individuals make financial decisions and the way advertisers engage in online promotions.

     THESTREET.COM, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$38,276,451	$46,055,232
Accounts receivable, net of allowance for doubtful
accounts of $482,077 at September 30, 2007 and
$216,077 at December 31, 2006	9,263,383	6,314,553
Other receivables	485,899	368,496
Deferred taxes	5,800,000	-
Prepaid expenses and other current assets	1,792,202	1,436,618
Total current assets	55,617,935	54,174,899

Property and equipment, net of accumulated depreciation
and amortization of $16,006,976 at September 30, 2007
and $14,420,638 at December 31, 2006	5,803,751	3,018,132
Other assets	376,765	178,396
Goodwill	23,352,429	4,509,666
Other intangibles, net	7,148,237	2,188,500
Deferred taxes	10,200,000	-
Restricted cash	576,951	500,000
Total assets	$103,076,068	$64,569,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,302,578	$1,165,705
Accrued expenses	4,114,834	6,179,091
Deferred revenue	13,556,333	12,705,038
Current portion of note payable	-	22,146
Other current liabilities	132,281	83,800
Current liabilities of discontinued operations	222,994	222,425
Total current liabilities	19,329,020	20,378,205
Other liabilities	41,138	-
Total liabilities	19,370,158	20,378,205

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; none issued and outstanding	-	-
Common stock; $0.01 par value; 100,000,000 shares
authorized; 35,190,993 shares issued and 29,438,993
shares outstanding at September 30, 2007, and 33,606,835
shares issued and 27,854,835 shares outstanding
at December 31, 2006	351,910	336,068
Additional paid-in capital	206,738,370	193,556,899
Treasury stock at cost; 5,752,000 shares at September 30, 2007
and December 31, 2006	(9,033,471)	(9,033,471)
Accumulated deficit	(114,350,899)	(140,668,108)
Total stockholders' equity	83,705,910	44,191,388

Total liabilities and stockholders' equity	$103,076,068	$64,569,593

Note: The Company has pledged cash as a security deposit for operating leases. Accordingly, this cash is classified as restricted cash, and our cash is classified in several places on the above balance sheet.

	September 30, 2007	December 31, 2006
Cash and cash equivalents	$38,276,451	$46,055,232
Noncurrent restricted cash	576,951	500,000
Total cash and cash equivalents and noncurrent restricted cash	$38,853,402	$46,555,232

     THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Paid services	$9,188,329	$9,209,763	$28,031,229	$25,802,875
Marketing services	6,930,030	3,739,605	17,493,982	10,689,815
Total revenue	16,118,359	12,949,368	45,525,211	36,492,690

Operating expense:
Cost of services	6,509,157	4,892,006	17,780,664	13,570,635
Sales and marketing	2,619,286	2,327,948	9,004,490	6,798,440
General and administrative	3,064,728	2,840,680	8,537,882	7,779,074
Depreciation and amortization	654,397	314,356	1,469,539	718,235
Total operating expense	12,847,568	10,374,990	36,792,575	28,866,384
Operating income	3,270,791	2,574,378	8,732,636	7,626,306
Net interest income	571,121	584,281	1,796,820	1,443,000
Income from continuing operations before income taxes	3,841,912	3,158,659	10,529,456	9,069,306
Benefit (provision) for Income taxes	15,923,174	(63,162)	15,789,445	(181,622)
Income from continuing operations	19,765,086	3,095,497	26,318,901	8,887,684
Discontinued operations:
(Loss) income on disposal of discontinued operations	(569)	(549)	(1,692)	11,774
(Loss) income from discontinued operations	(569)	(549)	(1,692)	11,774
Net income	$19,764,517	$3,094,948	$26,317,209	$8,899,458

Basic net income (loss) per share:
Income from continuing operations	$0.68	$0.11	$0.92	$0.33
Income (loss) on disposal of discontinued operations	(0.00)	(0.00)	(0.00)	0.00
Income (loss) from discontinued operations	(0.00)	(0.00)	(0.00)	0.00
Net income	$0.68	$0.11	$0.92	$0.33

Diluted net income (loss) per share:
Income from continuing operations	$0.67	$0.11	$0.91	$0.33
Income (loss) on disposal of discontinued operations	(0.00)	(0.00)	(0.00)	0.00
Income (loss) from discontinued operations	(0.00)	(0.00)	(0.00)	0.00
Net income	$0.67	$0.11	$0.91	$0.33

Weighted average basic shares outstanding	29,085,700	27,337,453	28,488,315	26,807,231
Weighted average diluted shares outstanding	29,544,323	28,180,641	28,936,043	27,253,167

To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), TheStreet.com uses non-GAAP measures of certain components of financial performance, including “EBITDA” and “free cash flow”. EBITDA is adjusted from results based on GAAP to exclude interest, taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP EBITDA results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because the Company has previously reported this non-GAAP result to investors, the Company believes that its inclusion provides consistency in its financial reporting. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
EBITDA	$3,970,595	$2,920,435	$10,326,326	$8,453,065
Add Net Interest Income	571,121	584,281	1,796,820	1,443,000
Less Taxes	15,877,198	(95,412)	15,663,602	(278,372)
Less Depreciation and	(654,397)	(314,356)	(1,469,539)	(718,235)
Amortization
Net Income	$19,764,517	$3,094,948	$26,317,209	$8,899,458

“Free cash flow” means net income plus non-cash expenses less changes in working capital and capital expenditures. TheStreet.com believes that this non-GAAP financial measure is an important indicator of the Company’s financial results because it gives investors a clear view of the Company’s ability to generate cash and profits.

For the Three
Months Ended
September 30, 2007
Free Cash Flow	$805,819
Non-cash Expenses	14,808,312
Changes in Working Capital	3,344,365
Capital Expenditures	806,021
Net Income	$19,764,517

The presentation of this non-GAAP financial measure should be considered in addition to TheStreet.com’s GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Statements contained in this news release not related to historical facts may be deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (described in the Company's SEC filings) that could cause actual results to differ.

CONTACT: TheStreet.com, Inc.
Chaela Volpe, Investor Relations Manager
Phone: 212-321-5008
Email: Chaela.volpe@thestreet.com

SOURCE: TheStreet.com, Inc.